                                                                     EXHIBIT 5.1


                         [GORSUCH KIRGIS LLP LETTERHEAD]

April 17, 2002



Dickie Walker Marine, Inc.
1414 South Tremont Street
Oceanside, California 92054

         Re:      Dickie Walker Marine, Inc.
                  Registration Statement on Form SB-2
                  (File No. 333-82532)

Ladies and Gentlemen:

         We are acting as counsel to Dickie Walker Marine, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (File No. 333-82532) filed with the Securities and Exchange Commission on February 11, 2002 (the "Registration Statement"), related to a proposed offering by the Company to the public of a maximum of 1,200,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), and 180,000 shares of Common Stock to cover the over-allotment option (the "Over-Allotment Shares"), and the Representative's Warrant to purchase 120,000 shares of Common Stock (the "Representative's Warrant") and the 120,000 shares of Common Stock issuable upon exercise of the Representative's Warrant (the "Representative's Warrant Shares;" the Shares, the Over-Allotment Shares and the Representative's Warrant Shares collectively hereinafter the "Common Shares").

         In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers, legal counsel and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion, and, based thereon, we advise you that, in our opinion:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

April 17, 2002
Page 2

         2. The Shares, the Over-Allotment Shares and the Representative's Warrant, when issued pursuant to and in accordance with the Underwriting Agreement referred to in the Registration Statement, will be validly issued, fully paid and nonassessable; and

         3. The Representative's Warrant Shares, when issued upon exercise of the Representative's Warrant in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto.

                                        Very truly yours,

                                        GORSUCH KIRGIS LLP